                                   EX - 99.1


              HARRIS TRUST AND SAVINGS BANK REMITTANCE ADVICE FOR
              AUTO ONE SECURITIZATION CORPORATION AUTOMOBILE LOAN
                    ASSET-BACKED CERTIFICATES, SERIES 1995-A


DETERMINATION DATE:            April 30, 1996 through December 31, 1996

DISTRIBUTION DATE:             1995 Year-end Aggregate

                                                                                              AGGREGATED
                                                                                                AMOUNTS
                                                                                                -------
A.    DISTRIBUTION AMOUNT

      1.   Monthly interest at Certificate Rate (7.25%) on the aggregate
           Certificate Balance as of the Distribution Date (before giving
           effect to any distributions made on such Distribution Date)                       $3,301,494.39

      2.   Carry-Forward Interest Amount                                                              0.00

      3.   Principal portion of each payment received during the
           preceding Due Period that was due on or after the related Cut-
           off Date                                                                           1,920,901.88

      4.   Principal Prepayments in Full received during the preceding
           Due Period (other than the principal portion of such Principal
           Prepayments in Full due under the related Contracts prior to
           their respective Cut-off Dates)                                                    1,545,824.55

      5.   Outstanding Principal Balance of Defaulted Contracts as to
           which Insurance Proceeds or Liquidation Proceeds were received or the Gross Loss Amount was withdrawn from the Loss Reserve
           Account during the Due Period Outstanding Principal Balance of
           Defaulted Contracts as to which no Insurance Proceeds or
           Liquidation Proceeds were received and as to which the Gross
           Loss Amount was not withdrawn from the Loss Reserve Account but which otherwise became a Defaulted Contract during the Due
           Period and the Outstanding Principal Balance of each Contract retransferred to the Transferor in connection with the
           termination of the Trust                                                           1,744,051.45

      6.   Carry-Forward Principal Amount                                                             0.00

                                                                                              AGGREGATED
                                                                                                AMOUNTS
                                                                                                -------
      7.   Principal distributable from the Excess Amount Available due
           to the occurrence of an Event of Default                                                   0.00

      8.   Principal distributable from the balance on deposit in the
           Pre-Funding Account as of the close of business on the last day of the Pre-Funding Account as of the close of business on
           the last day of the Pre-Funding Period                                                     0.00

      9.   Principal distributable from the balance on deposit in the
           Revolving Account as of the close of business on the first
           Business Day following the Revolving Period                                        5,431,376.13

      10.  Principal distributable from the balance on deposit in the
           Revolving Account as of the close of business on the last day
           of the preceding Due Period in excess of $5,000,000                                        0.00

      11.  Deemed Principal Collection Amount for the first Distribution
           Date following the Revolving Period                                                        0.00

      Total Distribution Amount                                                              13,943,648.40

B.    DEEMED PRINCIPAL COLLECTION AMOUNT                                                              0.00

C.    EXCESS AMOUNT AVAILABLE

      1.   Calculation of Excess Amount Available                                            13,148,667.06

           a.  Amount Available for Distribution Date                                        13,148,667.06

           b.  Excess of Specified Reserve Account Balance over
               actual balance in General Reserve Account after any
               withdrawal for the Distribution Date                                                   0.00

           c.  Certification Policy Claim Amount, if any                                              0.00

           d.  Optional payment by Certificate Insurer to Trustee
               pursuant to the Pooling and Servicing Agreement, if
               any                                                                                    0.00

           e.  Distribution Amount for Distribution Date                                     (8,512,272.27)

           f.  If such Distribution Date is during the Revolving
               Period, Deemed Principal Collection Amount for
               Distribution Date                                                                      0.00

      Total Excess Amount Available                                                           4,636,394.79

                                                                                              AGGREGATED
                                                                                                AMOUNTS
                                                                                                -------
      2.   Distributions of Excess Amount Available

           a.  Amount payable to the Certificate Insurer under the
               Insurance Agreement                                                               44,650.99

           b.  General Reserve Account deposit                                                  363,708.33

           c.  Trustee-reimbursement for expenses                                                     0.00

           d.  Standby Servicer - reimbursement for expenses as per
               Section 7 of Standby Servicing Agreement                                               0.00

           e.  Master Servicer - reimbursement for out-of-pocket
               expenses per Sections 3.08 and 10.01                                                   0.00
           f.  Master Servicer - reimbursement for expenses per
               Section 6.03                                                                           0.00

           g.  Transferor - reimbursement for expenses per
               Section 6.03                                                                           0.00

           h.  Pool Insurer - payment of unpaid retrospective
               premiums due under the Pool Insurance Policy                                           0.00
           i.  Balance to Excess Yield Amount Owner                                           3,498,494.59

      Total Distributions of Excess Amount Available                                          3,906,853.91

D.    OTHER DISTRIBUTIONS FROM CERTIFICATE ACCOUNT

      1.   To Master Servicer - Excess Insurance and Liquidation Proceeds
           and Servicing Fees                                                                   853,631.42

      2.   To Transferor - Collections on Contracts retransferred per
           Section 2.02, 2.03 or 9.01                                                                 0.00

      3.   To Trustee - the Trustee Fee                                                          13,661.36

      4.   To Transferor - late payment fees and earnings on Certificate
           Account                                                                               33,386.09

E.    DETERMINATION OF SHORTFALL (EXPRESSED AS A DOLLAR AMOUNT PER
      CERTIFICATE EVIDENCING A $1,000 DENOMINATION)

      1.   Amount required to be distributed to Certificateholders                           13,943,648.40

      2.   Actual Distribution to Certificateholders                                        (13,943,648.40)

                                                                                              AGGREGATED
                                                                                                AMOUNTS
                                                                                                -------
      3.   Carry Forward Amount (only if a deficit)                                                   0.00

           a.  Carry Forward Interest Amount                                                          0.00

           b.  Carry Forward Principal Amount                                                         0.00

F.    POOL OUTSTANDING PRINCIPAL BALANCE AS OF THE END OF THE PRECEDING DUE
      PERIOD

      (expressed as a dollar amount per Certificate evidencing a $1,000
      denomination)                                                                          59,357,845.90

G.    BALANCE IN THE PRE-FUNDING ACCOUNT AS OF THE END OF THE PRECEDING DUE
      PERIOD

      (expressed as a dollar amount per Certificate evidencing a $1,000
      denomination)                                                                                 847.97

H.    BALANCE IN THE REVOLVING ACCOUNT AS OF THE END OF THE PRECEDING DUE
      PERIOD

      (expressed as a dollar amount per Certificate evidencing a $1,000
      denomination)                                                                                   0.00

I.    DELINQUENT CONTRACTS

      1.   Number of Delinquent Contracts delinquent one or more months
           at the end of the month                                                                  218.00

      2.   Aggregate Outstanding Principal Balance of Delinquent
           Contracts delinquent one or more months at the end of the
           month                                                                              2,373,720.00

J.    GENERAL RESERVE ACCOUNT

      1.   Balance                                                                              514,022.46

      2.   Amount of withdrawal from General Reserve Account included in distribution to Certificateholders
           (expressed as a dollar amount per Certificate evidencing a
           $1,000 denomination)                                                                       0.00

      3.   Amount of withdrawal from General Reserve Account deposited in
           Revolving Account                                                                          0.00

      4.   Deposits to General Reserve Account                                                        0.00

                                                                                              AGGREGATED
                                                                                                AMOUNTS
                                                                                                -------
      5.   Excess of Specified Reserve Fund Balance over actual balance in General Reserve Account after any withdrawals for the
           Distribution Date                                                                          0.00

      6.   Remaining Balance in the General Reserve Account after any
           withdrawal and any addition for the Distribution Date                                514,022.46

      7.   Earnings in General Reserve Account distributed to Excess
           Yield Amount Owner                                                                     2,499.32

K.    LOSS RESERVE ACCOUNT

      1.   Balance in the Loss Reserve Account at the beginning of the
           preceding Due Period                                                               1,184,777.84

      2.   Deposits by the Transferor into the Loss Reserve Account
           during the preceding Due Period                                                    6,004,318.80

      3.   Withdrawals from the Loss Reserve Account during the preceding
           Due Period with respect to Defaulted Contracts                                    (7,354,821.37)

      4.   Net Liquidation Proceeds and Insurance Proceeds deposited in the Loss Reserve Account during the preceding Due Period with respect to Defaulted Contracts for which amounts previously
           were withdrawn from the Loss Reserve Account                                         217,366.70

      5.   Earnings on investments on deposit in the Loss Reserve Account                        40,096.67

      6.   Earnings in the Loss Reserve Account distributed to the Excess
           Yield Owner Amount                                                                    40,096.67

      Balance on deposit in the Loss Reserve Account at the end of the
      preceding Due Period                                                                       51,641.97

L.    PRE-FUNDING ACCOUNT

      1.   Balance on deposit in the Pre-Funding Account at the beginning
           of the preceding Due Period                                                       11,152,972.73

      2.   Aggregate Individual Sold Balances of all Additional Contracts
           transferred to the Trust in exchange for funds on deposit in the Pre-Funding Account during the preceding Due Period as of
           their respective Subsequent Cut-off Dates                                        (11,152,972.73)

                                                                                              AGGREGATED
                                                                                                AMOUNTS
                                                                                                -------
      3.   Earnings on investments deposited in the Pre-Funding Account
           during the preceding Due Period                                                       34,290.46

      4.   Earnings in the Pre-Funding Account distributed to the Excess
           Yield Amount Owner during the preceding Due Period                                   (34,290.46)

      5.   Amount withdrawn from the Pre-Funding Account for distribution
           to Certificateholders during the preceding Due Period                                      0.00

      6.   Balance on deposit in the Pre-Funding Account at the end of
           the preceding Due Period                                                                   0.00

M.    REVOLVING ACCOUNT

      1.   Balance on deposit in the Revolving Account at the beginning
           of the preceding Due Period                                                                0.00

      2.   Principal collections deposited in the Revolving Account
           during the related Due Period                                                     13,351,064.44

      3.   Deemed Principal Collection Amount deposited in the Revolving
           Account during the related Due Period                                                      0.00

      4.   Aggregate Individual Sold Balances of all Additional Contracts
           transferred to the Trust in exchange for funds on deposit in the Revolving Account during the preceding Due Period as of
           their respective Subsequent Cut-off Dates                                         (7,919,688.31)

      5.   Earnings on investments deposited in the Revolving account
           during the preceding Due Period                                                       35,558.39

      6.   Earnings on the Revolving Account distributed to the Excess
           Yield Amount Owner during the preceding Due Period                                   (35,557.89)

      7.   Amount withdrawn from the Revolving Account for distribution
           to Certificateholders during the preceding Due Period                             (5,431,376.13)

      8.   Balance on deposit in the Revolving Account at the end of the
           preceding Due Period                                                                        .50

N.    CERTIFICATE FACTOR AS OF DISTRIBUTION DATE                                                      0.00

                                                                                              AGGREGATED
                                                                                                AMOUNTS
                                                                                                -------
O.    CERTIFICATE POLICY

      1.   Policy Claim Amount

           (expressed as a dollar amount per Certificate evidencing a
           $1,000 denomination)                                                                       0.00

P.    OPTIONAL CERTIFICATE INSURER PAYMENT

      a.   Amount of Payment

           (expressed as a dollar amount per Certificate evidencing a
           $1,000 denomination)                                                                       0.00





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